SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): January 31, 2006

(January 10, 2006)

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-49736	23-2321079
(Commission file number)	(IRS employer ID)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717) 436-2144

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2006, Samuel F. Metz retired as a Director of the Company and its wholly-owned subsidiary, The First National Bank of Mifflintown (the “Bank”).

Also on January 10, 2006, Jody D. Graybill was appointed as a Class B Director of the Company and a Director of the Bank to fill the vacancies resulting from Mr. Metz’s retirement. Mr. Graybill was also named to serve as an ex-officio member of the Executive, Asset/Liability, Directors Credit Administration, Trust and Marketing Committees of the Bank’s Board of Directors. As previously announced, Mr. Graybill became President of the Company and the Bank effective January 4, 2006. In 2005, in his capacity as an officer of the Company and the Bank, Mr. Graybill received total compensation from the Company and the Bank of $96,108, which includes base salary, bonus, contributions to 401(k) plan, amounts accrued under a salary continuation plan and the amount of premiums paid by the Company under a group term life replacement plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Community Financial Corporation

Date: January 31, 2006	/s/ RICHARD R. LEITZEL
Richard R. Leitzel, Vice President
and Chief Financial Officer